Exhibit 23(a)

     CONSENT OF INDEPENDENT ACCOUNTANTS

                        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of:  (1) our report dated May 3, 2002 relating to the financial statements which appears in Legg Mason, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2002; and (2) our report dated May 3, 2002 relating to the financial statement schedule which appears in such Annual Report on Form 10-K.  We also consent to the reference to us under the heading “Independent Accountants” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
April 30, 2003